UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.    Material Modification to Rights of Security Holders.
On May 16, 2018 State Street Corporation held its annual meeting of shareholders. At the annual meeting, the full results of which are included in Item 5.07 below, shareholders voted to approve amendments to Article 6 of State Street’s Articles of Organization to implement a majority voting standard for specified corporate actions. This description is a summary of the amendments and is qualified in its entirety by reference to the amended and restated Article 6, as described in Item 3 of the definitive proxy statement for State Street’s 2018 annual meeting and fully set forth in Appendix B thereto (as filed with the Securities and Exchange Commission on April 5, 2018). A copy of the amended and restated Article 6 of State Street’s Articles of Organization is attached to this Current Report on Form 8-K as Exhibit 3.1.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
At the May 16, 2018 annual meeting of shareholders, 337,573,394 shares of State Street’s common stock were represented in person or by proxy. This represented approximately 91% of the 367,874,930 shares of State Street’s common stock outstanding as of the close of business on March 9, 2018, the record date for the meeting. The following matters were voted on at the meeting:

•	the election of twelve director nominees;

•	the approval of an advisory proposal on executive compensation;

•	the amendment to the Articles of Organization to implement a majority voting standard for specified corporate actions; and

•	the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2018.
The shareholders voted: to elect the twelve director nominees; to approve the advisory proposal on executive compensation; to approve the amendment to the Articles of Organization; and to ratify the selection of the independent registered public accounting firm.
The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:
Proposal 1- Election of Directors

	For	Against	Abstain	Broker Non-Votes
Kennett F. Burnes	306,634,939	9,504,952	220,210	21,213,293
Patrick de Saint-Aignan	314,905,158	1,190,550	264,393	21,213,293
Lynn A. Dugle	315,033,743	1,095,948	230,410	21,213,293
Amelia C. Fawcett	312,927,418	3,205,125	227,558	21,213,293
William C. Freda	314,849,689	1,268,092	242,320	21,213,293
Linda A. Hill	309,120,304	7,018,277	221,520	21,213,293
Joseph L. Hooley	305,554,961	9,853,701	951,439	21,213,293
Sara Mathew	311,994,513	4,140,637	224,951	21,213,293
William L. Meaney	307,103,329	9,003,246	253,526	21,213,293
Sean O’Sullivan	314,970,056	1,139,952	250,093	21,213,293
Richard P. Sergel	306,730,484	9,416,395	213,222	21,213,293
Gregory L. Summe	306,155,775	9,993,162	211,164	21,213,293

Proposal 2 - Advisory Proposal on Executive Compensation

For	Against	Abstain	Broker Non-Votes
302,800,463	12,917,571	642,067*	21,213,293*
95.9%	4.1%	*	*

Proposal 3 - Amendment to the Articles of Organization

For	Against	Abstain	Broker Non-Votes
315,245,552	744,136	370,413	21,213,293
As required to amend the Articles of Organization, shareholders of more than two-thirds of the outstanding shares (more than 85%) voted to approve the proposed amendments to implement a majority voting standard for specified corporate actions.

Proposal 4 - Ratification of the selection of Ernst & Young LLP as State Street’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2018

For	Against	Abstain	Broker Non-Votes
330,094,459	7,254,793	224,142*	**
97.9%	2.1%	*	**

*	Not counted as votes cast
**	Not applicable

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Amended and Restated Article 6 of State Street Corporation’s Articles of Organization

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan
		Title:	Executive Vice President, General Counsel and Assistant Secretary
Date:	May 22, 2018